UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): April 8, 2011

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Explanatory Note

This Current Report on Form 8-K/A No. 1 amends and restates Item 1.01 of Form 8-K filed with the SEC by China Media Group Corporation on April 14, 2011 (the "Original Filing"). This disclosure contained in item 1.01 of the Original Filing is hereby replaced in its entirety by the disclosure contained in Item 1.01 of this Form 8-K/A No.1.

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2011, Good World Investments Limited ("GWIL" or the "Company"), a wholly owned subsidiary of China Media Group Corporation ("CMG"), and Keen Star International (HK) Limited ("Keen Star") entered into a Sale and Purchase Agreement ("SP Agreement") to sell its 51% interest in its short term investment in Jademan International Limited to Keen Star for a total purchase consideration of HK$1,377,000 (about USD178,600). Please Jademan International Limited is a Hong Kong incorporated company which owns 19,200,000 shares in China Integrated Media Corporation Limited, a public company incorporated in Australia.

The Company intends to use the proceeds from the sale to pay the liabilities for its fellow companies and for working capital use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	CHINA MEDIA GROUP CORPORATION
By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President